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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
December 7, 2007

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	20-8616221
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 7, 2007, we concluded an agreement with ITS Engineered Systems, Inc. (“ITS”) to acquire the 38% of Global Greensteam LLC (a California corporation) (“Greensteam”) held by ITS. We now hold 95% of Greensteam, which has technology to convert waste biomass to low cost steam and electricity for use by industrial and utility companies.

The agreement to establish Global Greensteam with ITS was executed on November 13, 2006 and is disclosed in our Form 8-K filed with the Securities and Exchange Commission on November 14, 2006 and filed as an exhibit to our Form SB-2/A on September 11, 2007 as Exhibit 10.44.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On December 7, 2007, we completed the following private placement of securities pursuant to Reg. 506 of the Securities Act of 1933 (the “Act”):

We sold 2,352,941 units at a price of $0.85 per unit, to one person in exchange for consideration of $1,999,999.85. Each unit consisted of one restricted share of common stock and one purchase warrant. Two warrants and the payment of $1.50 will allow the holder to purchase one additional share of common stock. The warrants expire on December 10, 2010.

The purchaser also received an option (the “Option”) to purchase 1,000,000 additional units, exercisable at any time up to 5:00 p.m. Pacific Time on June 10, 2008. The Unit Option exercise price is the greater of $1.00 or a price equivalent to a 20% discount to the 30-day volume weighted average closing price preceding the date of exercise (the “Volume Weighted Average Price”). On exercise, each Unit Option entitles the holder to acquire one restricted common share and one purchase warrant (a “Half-Warrant”). Two warrants entitle the holder, on exercise, to purchase one additional share of common stock at an exercise price that is the greater of $1.50 or 150% of the Volume Weighted Average Price, for a term that is 36 months from the date of exercise of the Option.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 13th day of December, 2007.

GLOBAL GREEN SOLUTIONS INC.

BY:   ARNOLD HUGHES
         Arnold Hughes
         Principal Financial Officer, Principal Accounting
         Officer and Treasurer